EXHIBIT 99.03

Federal Deposit Insurance Corporation

Washington, D.C. 20429

FORM 10-Q

(MARK ONE)

(X) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15d OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTER ENDED MARCH 31, 2008

(    ) TRANSITION REPORT UNDER SECTION 13 OR 15d OF THE SECURITIES EXCHANGE ACT OF 1934

MOUNTAIN 1ST BANK & TRUST COMPANY

(Exact name of the registrant as specified in its charter)

NORTH CAROLINA	FDIC Cert # 57763	20-1062814
(State or other Jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

101 Jack Street

Hendersonville, North Carolina 28792

(Address of Principal Executive Office)

(828) 697-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check whether the registrant (1) has filed all reports required to be filed by Section 13 of 15d of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports,) and (2) has been subject to such filing requirements for the past 90 days.

YES      X            NO

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                  Accelerated filer      X        Non-accelerated filer                  Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

YES                      NO      X

Common Stock, $5 par value

4,997,027 shares outstanding as of May 4, 2008

Mountain 1st Bank & Trust Company

Mountain 1st Bank & Trust Company

Balance Sheets

March 31, 2008 and December 31, 2007

(dollars in thousands)

	(Unaudited) March 31, 2008	December 31, 2007
Assets

Cash and noninterest bearing bank deposits	$9,277	$9,210
Interest bearing deposits with banks	103	69

Total cash and cash equivalents	9,380	9,279
Investment securities available for sale	58,777	61,115
Restricted equity securities	4,810	2,501
Loans held for sale	2,059	5,035
Loans, net of allowance for loan losses of $8,253 at March 31, 2008 and $7,571 at December 31, 2007	553,666	509,337
Bank owned life insurance	11,117	6,000
Property and equipment, net	6,930	6,555
Accrued interest receivable	3,089	3,534
Other assets	3,838	3,135

Total assets	$653,666	$606,491

Liabilities and Stockholders’ Equity

Liabilities:
Demand deposits	$53,662	$50,994
NOW accounts	56,629	50,504
Savings deposits	65,266	53,044
Money market accounts	35,337	26,552
Time deposits under $100	164,645	179,085
Time deposits of $ 100 and greater	167,492	168,926

Total deposits	543,031	529,105
Federal funds purchased and securities sold under agreements to repurchase	7,169	9,458
Borrowings	50,000	15,000
Accrued interest payable	4,704	5,209
Other liabilities	1,484	1,507

Total liabilities	606,388	560,279

Commitments and contingencies (Note 3)	—	—

Stockholders’ equity:
Common stock, $5.00 par value; 20,000,000 shares authorized; 4,997,027 shares issued and outstanding at March 31, 2008 and December 31, 2007	24,985	24,985
Additional paid-in capital	17,750	17,734
Retained earnings	4,410	3,621
Accumulated other comprehensive income (loss)	133	(128)

Total stockholders’ equity	47,278	46,212

Total liabilities and stockholders’ equity	$653,666	$606,491

See accompanying notes to financial statements

Mountain 1st Bank & Trust Company

Statements of Income

For the Three Months Ended March 31, 2008 and 2007 (Unaudited)

(dollars in thousands except per share data)

	For the Three Months Ended March 31,
	2008	2007
Interest income
Loans and fees on loans	$9,542	$8,006
Investment securities	733	982
Federal funds sold	—	3

Total interest income	10,275	8,991

Interest expense
Deposits	4,869	4,245
Federal funds purchased and securities sold under agreements to repurchase	123	103
Other borrowings	226	—

Total interest expense	5,218	4,348

Net interest income	5,057	4,643

Provision for loan losses	685	663

Net interest income after provision for loan losses	4,372	3,980

Noninterest income
Service charges on deposit accounts	517	393
Mortgage origination income	579	631
Other service charges and fees	33	27
Increase in cash surrender value of life insurance	116	—
Net realized gain on sale of investment securities	89	—
Other income	24	8

Total noninterest income	1,358	1,059

Noninterest expense
Salaries and employee benefits	2,427	1,931
Occupancy	353	257
Equipment	272	237
Advertising	279	185
Data processing and telecommunication	508	399
Deposit insurance premiums	90	25
Professional fees	109	54
Printing and supplies expense	56	77
Other general and administrative	415	363

Total noninterest expense	4,509	3,528

Income before income taxes	1,221	1,511

Income tax expense	432	620

Net income	$789	$891

Basic income per share(1)	$0.16	$0.18

Diluted income per share(1)	$0.15	$0.16

Basic weighted average shares outstanding(1)	4,997,027	4,984,529

Diluted weighted average shares outstanding(1)	5,256,327	5,446,481

(1)	Amounts have been adjusted for all stock splits

See accompanying notes to financial statements

Mountain 1st Bank & Trust Company

Statements of Changes in Stockholders’ Equity

For the Three Months Ended March 31, 2008 and 2007 (Unaudited)

(dollars in thousands except share data)

	Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive Income
	Shares	Amount	Capital	Earnings	(Loss)	Total
Balance, December 31, 2006	4,984,529	$24,922	$17,591	$581	$(99)	$42,995
Stock compensation expense	—	—	29	—	—	29
Comprehensive income
Net income	—	—	—	891	—	891

Net unrealized gain on investment securities available for sale, net of income taxes of $58	—	—	—	—	112	112

Total comprehensive income						1,003

Balance, March 31, 2007	4,984,529	$24,922	$17,620	$1,472	$13	$44,027

Balance, December 31, 2007	4,997,027	$24,985	$17,734	$3,621	$(128)	$46,212
Stock compensation expense	—	—	16	—	—	16
Comprehensive income
Net income	—	—	—	789	—	789

Net unrealized gain on investment securities available for sale, net of income taxes of $139	—		— —	—	271	271
Reclassification adjustment for gains included in net income, net of income taxes of $(5)	—	—	—	—	(10)	(10)

Total comprehensive income						1,050

Balance, March 31, 2008	4,997,027	$24,985	$17,750	$4,410	$133	$47,278

See accompanying notes to financial statements

Mountain 1st Bank & Trust Company

Statements of Cash Flows

For the Three Months Ended March 31, 2008 and 2007 (Unaudited)

(dollars in thousands)

	For the Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$789	$891
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	300	207
Provision for loan losses	685	663
Deferred income taxes	(335)	(214)
Amortization of premium on securities, net of discount accretion	95	35
Origination of available for sale loans	(31,672)	(26,824)
Sales of available for sale loans	34,648	27,559
Net realized gains on sales of investment securities	(89)	—
Stock compensation expense	16	29
Increase in cash surrender value of bank owned life insurance	(117)	—
Changes in assets and liabilities:
Accrued interest receivable	445	134
Other assets	(501)	(75)
Accrued interest payable	(505)	(26)
Other liabilities	(23)	729

Net cash provided by operating activities	3,736	3,108

Cash flows from investing activities
Purchases of investment securities available for sale	(17,930)	(6,617)
Sales of investment securities available for sale	14,868	—
Maturities and calls of investment securities	5,788	10,459
Purchases of restricted equity securities	(2,309)	(121)
Net increase in loans	(45,014)	(38,008)
Purchase of bank owned life insurance	(5,000)	—
Purchases of property and equipment	(675)	(202)

Net cash used in investing activities	(50,272)	(34,489)

Cash flows from financing activities
Net increase in deposits	13,926	31,543
Net increase (decrease) in securities sold under agreements to repurchase and federal funds purchased	(2,289)	3,359
Proceeds from borrowings	35,000	—

Net cash provided by financing activities	46,637	34,902

Net increase (decrease) in cash and cash equivalents	101	3,521

Cash and cash equivalents, beginning	9,279	10,306

Cash and cash equivalents, ending	$9,380	$13,827

Supplemental disclosure of cash flow information
Transfer of loans to real estate acquired in settlement of loans	$75	$—

Transfer of loans to repossessions acquired in settlement of loans	$53	$—

Interest paid	$5,723	$4,374

Taxes paid	$49	$66

See accompanying notes to financial statements

Mountain 1st Bank & Trust Company

Notes to Financial Statements (Unaudited)

March 31, 2008

Note 1. Organization and Summary of Significant Accounting Policies

Organization

Mountain 1st Bank & Trust Company (the “Bank”) is a North Carolina state chartered, non-member banking company which was organized and incorporated under the laws of the State of North Carolina on April 30, 2004. The Bank commenced operations on May 14, 2004 and has experienced rapid growth since that time. The Bank is headquartered in Hendersonville, North Carolina and currently conducts business in nine western North Carolina counties through fourteen full service branch offices. As a state chartered bank, Mountain 1st is subject to regulation by the State of North Carolina Banking Commission and the Federal Deposit Insurance Corporation.

Basis of Presentation

The accompanying unaudited financial statements were prepared in accordance with instructions for Form 10-Q and therefore, do not include all disclosures required by generally accepted accounting principles for a complete presentation of financial statements. In the opinion of management, the financial statements contain all adjustments necessary to present fairly the financial condition of Mountain 1st Bank & Trust Company as of March 31, 2008 and December 31, 2007, its results of operations for the three month periods ended March 31, 2008 and 2007 as well as its cash flows and changes in stockholders’ equity for the three month periods ended March 31, 2008 and 2007. Management believes that all interim period adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2007, contained in the Bank’s filing on Form 10-K/A. The accounting policies of the Bank follow generally accepted accounting principles and practices within the financial services industry.

Presentation of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents includes cash, amounts due from depository institutions (including cash items in process of collection which are considered to be cash equivalents) and federal funds sold. Cash flows from demand deposits, NOW accounts and savings accounts are reported net since their original maturities are less than three months. Loans and time deposits are reported net per FASB statement No. 104.

Investment Securities

Investments classified as available for sale can be held for indefinite periods of time and include those securities that management may employ as part of asset/liability strategy or that may be sold in response to changes in interest rates, prepayments, regulatory capital requirements or similar factors. These securities are carried at fair value and are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Investment securities classified as held to maturity are those debt securities that the Bank has the ability and intent to hold to maturity. Accordingly, these securities are carried at cost adjusted for amortization of premiums and accretion of discount, computed by the interest-method over their contractual lives. At March 31, 2008 and December 31, 2007, the Bank had no investments classified as held to maturity.

Loans

Loans are stated at the amount of unpaid principal, reduced by unearned fees and the allowance for loan losses.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. Through both internal as well as independent third party experts, the Bank conducts ongoing credit reviews of the loan portfolio and considers economic conditions, historical loan loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.

Mountain 1st Bank & Trust Company

Notes to Financial Statements (Unaudited)

March 31, 2008

Interest on all loans is accrued daily on the outstanding balance. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower’s financial condition is such that the full collection of principal or interest is doubtful.

Property and Equipment

The Bank’s properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over periods of two to twelve years for leasehold improvements and from two to twenty-five years for furniture and equipment.

Recent Accounting Developments

The following is a summary of recent authoritative pronouncements that could impact the accounting, reporting and/or disclosure of financial information by the Bank.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,” (“SFAS 141(R)”) which replaces SFAS 141. SFAS 141(R) establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest; recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. FAS 141(R) is effective for acquisitions by the Company taking place on or after January 1, 2009. Early adoption is prohibited. Accordingly, a calendar year-end company is required to record and disclose business combinations following existing accounting guidance until January 1, 2009. The Company will assess the impact of SFAS 141(R) if and when a future acquisition occurs.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Before this statement, limited guidance existed for reporting noncontrolling interests (minority interest). As a result, diversity in practice exists. In some cases minority interest is reported as a liability and in others it is reported in the mezzanine section between liabilities and equity. Specifically, SFAS 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financials statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interests. SFAS 160 is effective for the Bank on January 1, 2009. Earlier adoption is prohibited. The Bank is currently evaluating the impact, if any, the adoption of SFAS 160 will have on its financial position, results of operations and cash flows.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improving the transparency of financial reporting. It is intended to enhance the current disclosure framework in SFAS 133 by requiring that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. SFAS 161 is effective for the Bank on January 1, 2009. This pronouncement does not impact accounting measurements but will result in additional disclosures if the Bank is involved in material derivative and hedging activities at that time.

In February 2008, the FASB issued FASB Staff Position No. 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions” (“FSP 140-3”). This FSP provides guidance on accounting for a transfer of a financial asset and the transferor’s repurchase financing of the asset. This FSP presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under SFAS No. 140. However, if certain criteria are met, the initial transfer and repurchase financing are not

Mountain 1st Bank & Trust Company

Notes to Financial Statements (Unaudited)

March 31, 2008

evaluated as a linked transaction and are evaluated separately under Statement 140. FSP 140-3 will be effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years and earlier application is not permitted. Accordingly, this FSP is effective for the Bank on January 1, 2009. The Bank is currently evaluating the impact, if any, the adoption of FSP 140-3 will have on its financial position, results of operations and cash flows.

In April 2008, the FASB issued FASB Staff Position No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), “Business Combinations,” and other U.S. generally accepted accounting principles. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and early adoption is prohibited. Accordingly, this FSP is effective for the Bank on January 1, 2009. The Bank does not believe the adoption of FSP 142-3 will have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Bank’s financial position, results of operations or cash flows.

Reclassifications

Certain prior year amounts have been reclassified in the financial statements to conform with the current year presentation. The reclassifications had no effect on previously reported net loss or stockholders’ equity.

Note 2. Net Income Per Share

Basic income per share represents the net income allocated to stockholders divided by the weighted-average number of common shares outstanding during the period. Dilutive income per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued by the Bank relate to outstanding stock options, and are determined using the treasury stock method. For the three months ended March 31, 2008, basic weighted average shares outstanding totaled 4,997,027 and basic earnings per share (EPS) amounted to $0.16 per share. Diluted weighted average shares totaled 5,256,327 which accounted for dilution of $0.01 per share and resulted in fully diluted EPS of $0.15 for the three months ended March 31, 2008. For the three months ended March 31, 2007, basic weighted average shares outstanding totaled 4,984,529 and basic earnings per share amounted to $0.18 per share. Diluted weighted average shares totaled 5,446,481 which accounted for dilution of $0.02 per share and resulted in fully diluted EPS of $0.16 per share for the three months ended March 31, 2007. Additionally, 335,331 shares attributable to outstanding stock options were excluded from the calculation of diluted earnings per share at March 31, 2008 because their inclusion would have been anti-dilutive. No shares were excluded from the diluted earnings per share calculation as of March 31, 2007.

Note 3. Off-Balance Sheet Items

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheets.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank’s commitments at March 31, 2008 and December 31, 2007 is as follows (dollars in thousands):

	March 31, 2008	December 31, 2007
Commitments to extend credit	$97,442	$97,999
Standby letters of credit	1,298	960

	$98,740	$98,959

Mountain 1st Bank & Trust Company

Notes to Financial Statements (Unaudited)

March 31, 2008

Note 4. Stock-based Compensation

During 2004, the Bank’s Board of Directors approved both an Employee Stock Option Plan and a Director Stock Option Plan (collectively referred to as Plans). In conformance with North Carolina state banking statutes, these plans were subject to the approval of our stockholders and the North Carolina Commissioner of Banks. The Plans, as they subsequently were amended by the Board and approved by our stockholders and the Commissioner, provide that up to 497,110 shares (adjusted for all stock splits) of our common stock may be issued under each plan for a combined total of 994,220 shares. Options granted under the Plans may be vested immediately and expire no more than 10 years from date of grant. The exercise price for any options granted under the Plans is established at the date of grant (and is adjusted on a pro rata basis for any subsequent stock split).

On January 1, 2006, we adopted the provisions of, and account for stock-based compensation in accordance with, the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards No 123 – revised 2004 (“SFAS 123R”), “Share-Based Payment,” which replaced SFAS No. 123, “Accounting for Stock Based Compensation,” and supersedes APB No. 25, “Accounting for Stock Issued to Employees,” and its related interpretations. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period. We elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation provisions of SFAS 123R apply to new grants and to grants that were outstanding as of the effective date and are subsequently modified. Estimated compensation for grants that were outstanding as of the effective date will be recognized over the remaining service period using the compensation cost estimated for the SFAS 123 pro forma disclosures.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The risk-free interest rate is based on the U.S. Treasury rate for the expected life at the time of grant. Volatility is based on the volatilities of our trading history. The expected life is based on the average life of the options and the weighted average graded vesting period, and forfeitures are estimated based on the Bank’s history. No options were granted during the three-month period ended March 31, 2008 while 781 were forfeited.

The Bank recognized $16 thousand in stock compensation expense during the first quarter of 2008 which related to the vesting of outstanding options.

A summary of option activity under the Plans is as follows:

	Options Outstanding	Weighted Average Exercise Price		Average Remaining Contractual Term	Aggregate Intrinsic Value (1)
Outstanding, January 1, 2008	928,777		$8.86
Granted	—	$	n/a
Forfeited	781		$13.31
Exercised	—	$	n/a

Outstanding, March 31, 2008	927,996		$8.84	6.73 Years	$3,379

Exercisable, March 31, 2008	907,996		$9.00	6.69 Years	$3,664

(1)	dollars in thousands

Mountain 1st Bank & Trust Company

Notes to Financial Statements (Unaudited)

March 31, 2008

Note 5. Fair Value Measurements

Effective January 1, 2008, the Bank adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”) which provides a framework for measuring and disclosing fair value under generally accepted accounting principles. SFAS 157 requires disclosures about the fair value of assets and liabilities recognized in the balance sheet in periods subsequent to initial recognition, whether the measurements are made on a recurring basis (for example, available-for-sale investment securities) or on a nonrecurring basis (for example, impaired loans).

SFAS 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS 157 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as U.S. Treasury securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments, as well as U.S. Government and agency mortgage backed debt securities and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. This category generally includes certain derivative contracts and impaired loans.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. For example, this category generally includes certain private equity investments, retained residual interests in securitizations, residential mortgage servicing rights, and highly-structured or long-term derivative contracts.

Assets and liabilities measured at fair value on a recurring basis are as follows as of March 31, 2008 (dollars in thousands):

	Quoted market price in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Available-for-sale investments	$9,999	$48,788
Mortgage loans held for sale		2,059
Impaired loans		1,207

Total	$9,999	$52,054	—

Mountain 1st Bank & Trust Company

Notes to Financial Statements (Unaudited)

March 31, 2008

The Bank has no liabilities carried at fair value or measured at fair value on a nonrecurring basis.

The Bank is predominantly an asset based lender with real estate serving as collateral on a substantial majority of loans. Loans which are deemed to be impaired are primarily valued on a nonrecurring basis at the fair values of the underlying real estate collateral. Such fair values are obtained using independent appraisals, which the Bank considers to be level 2 inputs.

FASB Staff Position No. FAS 157-2 delays the implementation of SFAS 157 until the first quarter of 2009 with respect to goodwill, other intangible assets, real estate and other assets acquired through foreclosure and other non-financial assets measured at fair value on a nonrecurring basis.

The Bank has no assets or liabilities whose fair values are measured using level 3 inputs.

Note 6. Recent Developments and Subsequent Events

On March 13, 2008 the Bank received notification from the Federal Reserve Bank of Richmond that its application for holding company reorganization had been approved effective April 4, 2008. Accordingly, all future filings required under Section 13 or 15(d) of the Securities and Exchange Act of 1934 will be filed with the Securities and Exchange Commission under the Bank’s parent company, 1st Financial Services Corporation.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Introduction

Management has provided the following discussion and analysis to address information about the Bank’s financial condition and results of operations which may not otherwise be apparent from the financial statements included in this report. Reference should be made to those statements for an understanding of the following discussion and analysis. The following discussion and analysis should be read in conjunction with the financial statements of Mountain 1st Bank & Trust Company and the notes thereto located herein and in the Bank’s filing on Form 10-K/A for the year ended December 31, 2007.

Factors That May Affect Future Results

The following discussion contains certain forward-looking statements about the Bank’s financial condition and results of operations, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Those statements may be identified by the use of terms such as “may,” “will,” “should,” “could,” “plans,” “intends,” “anticipates,” “expects”, “believes,” “estimates,” “predicts,” “forecasts,” “potential’ or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Bank undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected business increases in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Bank does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) any inability to generate liquidity necessary to meet loan demand or other cash needs; (9) any inability to accurately predict the adequacy of the loan loss allowance needs; (10) legislation or regulatory requirements or changes that could adversely affect the businesses in which the Bank is engaged; (11) decision to change the business mix of the Bank; and (12) factors discussed in reports filed by the Bank with the Federal Deposit Insurance Corporation from time to time.

Critical Accounting Policies

Allowance for Loan Losses. The Bank’s most significant critical accounting policy is the determination of its allowance for loan losses. A critical accounting policy is one that is both very important to the portrayal of the Bank’s financial condition and results, and requires management’s most difficult, subjective or complex judgments. What makes these judgments difficult, subjective and/or complex is the need to make estimates about the effects of matters that are inherently uncertain. If the mix and amount of actual future loan losses differ significantly from those assumptions used in making a determination, the allowance for loan losses and resultant provisions for loan losses could materially impact the Bank’s financial position and results of operations. For further discussion of the allowance for loan losses and a detailed description of the methodology used in determining the adequacy of the allowance, see the sections of this discussion titled “Asset Quality” and “Analysis of Allowance for Loan Losses” and Note 1 to the audited financial statements for the year ended December 31, 2007 contained in the Bank’s filing on Form 10-K/A.

Off-Balance Sheet Arrangements. The Bank does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that would be expected to be considered material to investors.

General Economic Conditions

Throughout most of its history, the Bank has operated in an environment of rising interest rates. However, during the last quarter of 2007, the Federal Reserve’s Federal Open Market Committee (FOMC) began to dramatically reduce short term interest rates in response to a weakening economy. Heretofore, management had structured the Bank’s balance sheet to be relatively interest rate neutral within a normal band of interest rate fluctuations of 100 basis points up or down. However, the Fed has elected to reduce rates in an extreme fashion that is unprecedented in recent history. As a result, the slightly asset sensitive bias maintained by the Bank since its inception has become more pronounced as rates have rapidly fallen over the past six or seven months. Since the first drop in rates in late September 2007, rates have decreased 325 basis points (3.25%). Approximately sixty-five percent (65%) of the Bank’s loan portfolio is indexed to the prime rate. The rates on these loans dropped further and faster during the first quarter than did the costs associated with the Bank’s deposits. As a result, the Bank’s net interest margin declined substantially during the first quarter of 2008. The Bank’s net interest margin averaged 4.01% during 2007, however, as a result of the declining interest rate environment the net interest margin for the first quarter of 2008 fell to 3.36%. This decline in net interest margin was the primary causal factor for the decline in quarter over quarter net income of approximately 11.4% that was experienced in the first quarter of 2008. As the Bank’s CD portfolio re-prices over the next several months, management expects the Bank’s net interest margin to improve somewhat. However, due to the low absolute level of rates currently being experienced and what we expect over the next few months, we anticipate some margin compression. We think this will likely prevent margins from expanding to 2007 levels until interest rates once again begin to rise.

Overview

Mountain 1st Bank & Trust Company is a state chartered non-member Bank headquartered in Hendersonville, North Carolina. The Bank was organized and incorporated under the laws of the State of North Carolina on April 30, 2004 and began operations on May 14, 2004. Currently the Bank conducts business through fourteen full-service branch offices located in nine western North Carolina counties.

At its June 2007 Annual Shareholders meeting, the Bank’s shareholders approved the formation of a holding company which, when initiated, will be owned by the existing shareholders of the Bank and which in turn will be the sole owner of Mountain 1st Bank & Trust Company. Management expects to complete the formation of this holding company, 1st Financial Services Corporation, during the second quarter of 2008. Accordingly, management expects this to be the final filing on form 10-Q for Mountain 1st Bank. Future filings, beginning with the second quarter of 2008, will be submitted by 1st Financial Services Corporation directly to the Securities and Exchange Commission.

The Bank’s primary market area is located in the mountain region of southwestern North Carolina and predominately encompasses the Asheville/Hendersonville MSA. The principal business sectors in this region include service companies directly or indirectly linked to tourism which is the largest economic driver of the region, small to mid-sized manufacturing companies, real estate development, particularly relating to the ongoing growth of the area as a retirement and second home destination, the arts and crafts industry and to a lesser degree, agriculture. The Bank believes that its current base of business is relatively well diversified as is the general economic base of the region as a whole. The only concentration identified by management within the Bank’s lending portfolio is in loans secured by real estate. At March 31, 2008, loans collateralized by real estate comprise approximately 83% of the Bank’s total loan portfolio. This total includes $164.2 million in loans classified as construction or acquisition and development and $194.9 million in loans classified as commercial real estate, representing 29.2% and 34.7%, respectively of the total portfolio. Management believes that concentration risk within this sector of the loan portfolio is mitigated by the mix of different types of real estate held as collateral. These include residential, multifamily and commercial properties.

In addition to monitoring potential concentrations of loans to particular borrowers or groups of borrowers, industries, geographic regions and loan types, management monitors exposure to credit risk from other lending practices such as loans with high loan-to-value ratios. In prior quarters, management had determined that the Bank had a concentration of real estate loans that exceeded the regulatory guidelines for loan-to-value ratios. As a result, management determined to reduce this risk factor within the loan portfolio. By the end of 2007, loans exceeding regulatory loan to value guidelines had been reduced to 55.0% of capital, well below the regulatory threshold of 100% of capital. At March 31, 2008, this trend had continued with less than 54.0% of capital represented by loans with LTV exceptions.

Recently, banking regulators have continued to issue guidance to banks concerning their perception of general risks levels associated with higher concentrations of commercial real estate loans (“CRE”) as a proportion of total loans and as a percentage of capital within bank loan portfolios. It remains management’s understanding that regulatory interpretations of this guidance would not necessarily prohibit future growth for banks with concentrations of CRE, however, additional monitoring and risk management procedures are likely to be required for portfolios with higher levels of CRE and additional CRE lending may also be curtailed. Management has already begun efforts to install enhanced monitoring systems pertaining to the Bank’s CRE portfolio, with particular emphasis on construction and acquisition and development lending which comprises a material portion of the Bank’s CRE portfolio. Management intends to continue to monitor this issue closely and adapt lending practices as required.

Mountain 1st Bank continued to experience growth during the first quarter of 2008. However, overall growth has been purposely slowed in response to uncertainties with respect to the national economy, national and local real estate markets, the domestic interest rate environment and global currency markets. While the Bank’s overall asset base increased approximately 7.8% during the quarter, it should be noted that a sizeable portion of this growth was attributable to a relationship that has been established with Live Oak Bank, a new bank in formation in eastern North Carolina. Mountain 1st has worked with this bank in organization to originate loans to their existing customers and has agreed to sell these loans back to the new institution once they begin operation. At March 31, 2008, such loans totaled approximately $50 million. Management had anticipated that the transfer of these loans would commence in the second quarter of 2008, however, it is now expected that these loans will be transferred during the third quarter. As a result, management anticipates that total assets of the Bank may decline during that quarter as this loan portfolio is reduced.

The Bank’s primary source of revenue is derived from interest income produced through traditional banking activities such as generating loans and earning interest on securities. Additional sources of income are derived from fees on deposit accounts and from mortgage origination services. Deposit and loan growth as well as expansion of the Bank’s branch network have continued to be management’s primary goals to date. It is expected that expansion of the Bank’s geographic footprint will continue to be a primary focus for the foreseeable future. However, as discussed above, management has slowed the growth of the Bank’s core loan portfolio in response to current economic trends. We expect a considerably slower growth rate over the next four to six quarters as the duration and depth of the current economic slowdown becomes more ascertainable.

In its first nearly four years of operation, fourteen full service branch offices have been opened. Management’s business plan has been predicated upon the relatively rapid growth and establishment of an initial branch network within the Bank’s primary delineated market area. As a part of this growth strategy, management expects to continue to open new branch offices to augment the current branch network over at least the next two years while continuing to grow existing branches and markets. Additionally, management has begun to consider other avenues for expansion in addition to de novo branching. Assuming the effective execution of the Bank’s current strategies, management expects its anticipated growth and expansion to have a favorable long-term impact on the Bank’s profitability and shareholder value. However, management does expect such growth to constrain near-term earnings and in and of itself, also presents unique managerial challenges. It remains management’s opinion that attaining an above average growth rate while continuing to grow earnings is a sound and achievable business plan which should enhance the Bank’s overall franchise value over time.

Maintaining sound asset quality is another key focal point for the Bank as it grows. To date, the bank has been able to maintain favorable asset quality ratios. At March 31, 2008, the Bank had loans totaling $1.2 million classified as “non-performing” and approximately $2.6 million in loans 30 days or more delinquent. During the first quarter of 2008, the Bank recorded $7 thousand in loan charge-offs. The business of lending to small businesses and consumers carries with it significant credit risks, which must be continually managed. Management monitors asset quality and credit risk on an ongoing basis and fully expects to experience credit losses in the future. While it is management’s goal to minimize credit losses to the extent possible, as the Bank’s loan portfolio continues to grow and season, management expects loan losses to increase. Management continues to engage third party consultants to assist in monitoring and evaluating the quality of the portfolio.

Financial Overview

Mountain 1st experienced continued growth during the first quarter of 2008. At March 31, 2008, the Bank’s assets totaled $653.7 million compared to $606.5 million on December 31, 2007, an increase of $47.2 million or 7.8%. As discussed previously, management has proactively slowed overall growth in response to current economic conditions. However, we do expect moderate growth to continue during 2008 as a result of growth of the Bank’s branch network. Management expects to bring at least one or two new de novo branch offices online during 2008 and expects a portion of growth later in the year to be generated from these new offices. Investment securities decreased by $2.3 million or 3.8%, from $61.1 million at December 31, 2007 to $58.8 million at March 31, 2008 as assets were redirected to the Bank’s loan portfolio. During the first three months of 2008, gross loans increased by $42.1 million, or 8.1% from $521.9 million on December 31, 2007 to $564.0 million at March 31, 2008. During the same period, deposits increased by $13.9 million, or 2.6%, to $543.0 million on March 31, 2008 compared with $529.1 million at the end of 2007. The increase in loans was the major factor in the Bank’s increase in borrowings which increased by $32.7 million, or 133.5% from $24.5 million at December 31, 2007 to $57.2 million at March

31, 2008. Management’s goal remains to attain overall balanced growth of the Bank’s balance sheet to the extent possible. At March 31, 2008, net loan growth had out paced deposit growth by $28.1 million, principally as a result of the loans currently being warehoused for Live Oak Bank as discussed elsewhere in this report. These loans are expected to be sold to Live Oak during the third quarter of 2008. Accordingly, the Bank’s loan to asset ratio increased slightly to 86.3% from 86.1% at December 31, 2008, which is above management’s targeted range of 75% to 82%. Excluding these loans, the ratio of loans to assets would have been 78.6%.

During the first quarter of 2008, the Bank’s earnings decreased by 11.5% as compared with the same period during 2007. Pre-tax, pre-provision income, a non-GAAP measure, amounted to approximately $1.9 million with $685 thousand being provided for possible future loan losses and $432 thousand being recorded for tax expense resulting in net income of $789 thousand. This compares with pre-tax, pre-provision income of approximately $2.2 million during the first quarter of 2007, provision for loan losses of $663 thousand, tax expense of $620 thousand and net income of $891 thousand during that period. Basic earnings per share totaled $.16 for the first quarter of 2008 with diluted earnings per share amounting to $.15. This compares with $.18 and $.16 respectively for the first quarter of 2007.

Investments

The Bank maintains a portfolio of investment securities as part of its asset/liability and liquidity management programs which emphasize effective yields and maturities to match its needs. The composition of the investment portfolio is examined periodically and appropriate realignments are initiated to meet liquidity and interest rate sensitivity needs for the Bank.

Held to maturity securities are bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity and which are reported at cost, adjusted by premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates. The Bank had no held to maturity securities at March 31, 2008 or December 31, 2007.

Available for sale securities are reported at fair value and consist of bonds, notes, debentures and certain equity securities not classified as trading securities or as held to maturity securities. Investments in available for sale securities at March 31, 2008 and December 31, 2007 are as follows (dollars in thousands):

	March 31, 2008
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for Sale
U.S. Treasuries	$9,999	$—	$—	$9,999
U.S. Government agencies	19,557	157	149	19,565
Government-sponsored enterprises	6,487	131	—	6,618
Mortgage backed securities	22,533	98	36	22,595

	$58,576	$386	$185	$58,777

	December 31, 2007
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for Sale
U.S. Government agencies	$16,972	$100	$306	$16,766
Government-sponsored enterprises	8,485	82	3	8,564
Mortgage backed securities	35,851	128	194	35,785

	$61,308	$310	$503	$61,115

Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of stockholders’ equity. Realized gains and losses on the sale of available for sale securities are determined using the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held to maturity and available for sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. Related write-downs are included in earnings as realized losses. To date the Bank has experienced no declines in the value of securities that were considered to be other than temporary in nature.

The following table details unrealized losses and related fair values in the Bank’s available for sale investment securities portfolio. This information is aggregated by the length of time that individual securities have been in a continuous unrealized loss position as of March 31, 2008 (dollars in thousands).

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasuries	$9,999	$—	$—	$—	$9,999	$—
U.S. Government agencies	12,985	149	—	—	12,985	149
Mortgage backed securities	8,359	33	384	3	8,743	36

Total temporarily impaired securities	$31,343	$182	$384	$3	$31,727	$185

Only one individual security was in a continuous unrealized loss position for twelve months or more at March 31, 2008. All unrealized losses on investment securities are considered by management to be temporary in nature. Given the credit ratings on these investment securities, the short duration of the individual securities, and the Bank’s ability and intent to hold these securities to maturity, these securities are not considered to be permanently impaired.

Loans

Net loans outstanding (excluding loans held for sale) were $553.7 million on March 31, 2008, compared to $509.3 million on December 31, 2007. The major components of loans on the balance sheet at March 31, 2008 and December 31, 2007 are illustrated in the following table (dollars in thousands):

	March 31, 2008	December 31, 2007
Real estate:
Construction and development	$164,153	$159,127
1-4 family residential	101,068	99,692
Multifamily	6,082	5,768
Nonfarm, nonresidential	194,908	164,940

Total real estate	466,211	429,527
Commercial and industrial loans	88,702	80,867
Consumer	7,006	6,514

	561,919	516,908
Allowance for loan losses	(8,253)	(7,571)

	$553,666	$509,337

Of the $44.4 million or 8.7% increase in net loans, approximately $25.1 or 56.5% of this increase resulted from the previously discussed warehousing arrangement with Live Oak Bank. A sizeable portion of these loans are expected to be sold to that bank during the third quarter of 2008. Management expects that loan growth will be more muted during the remainder of 2008 as a result of the economic uncertainties expected to persist for at least the duration of 2008.

Deposits

Total deposits on March 31, 2008 were $543.0 million compared to $529.1 million on December 31, 2007, an increase of $13.9 million or 2.6%. Demand deposits increased $2.7 million or 5.3% during the three months of 2008, to end the period at $53.7 million while NOW accounts increased by $6.1 million or 12.1%. Through the first three months of 2008, savings account balances increased by $12.3 million or 23.2% to end the period at $65.3 million compared to $53.0 million at December 31, 2007. Money market accounts increased from $26.6 million at December 31, 2007 to $35.3 million at March 31, 2008, an increase of $8.7 million or 32.7%. Certificates of deposit were the only deposit category that decreased during the first three months of 2008. Certificates under $100 thousand decreased by $14.5 million or 8.1%, while jumbo CDs decreased $1.4 million or .83%. As a result, the Bank’s DDA to total deposit ratio increased slightly from 9.7% at December 31, 2007 to 9.9% at March 31, 2008 while the Bank’s CD to total deposit ratio decreased to 61.2% from 65.8% during the same period.

Borrowings

As of March 31, 2008, the Bank had total borrowings of $57.2 million compared to $24.5 million at December 31, 2007, an increase of $32.7 million or 133.5%. Advances from the Federal Home Loan Bank of Atlanta increased by $35.0 million or 233.3%. Federal funds purchased decreased by $2.5 million, from $7.9 million at December 31, 2007 to $5.4 million at March 31, 2008. Securities sold under agreements to repurchase balances were $1.8 million at March 31, 2008, up from $1.5 million at December 31, 2007. As discussed previously, the Bank has entered into a relationship with Live Oak Bank, a new bank in formation to warehouse loans until their opening. The Bank has relied primarily upon FHLB advances to fund these loans. At March 31, 2008 these loans totaled approximately $50 million and accounted for the majority of the usage of the FHLB borrowings.

Stockholders’ Equity

Principally as a result of the Bank’s earnings for the first three months of 2008, stockholders’ equity increased to $47.3 million or approximately 7.2% of total assets at March 31, 2008 as compared to $46.2 million or 7.6% of total assets at December 31, 2007. A $261 thousand increase in unrealized gains on available for sale securities (net of income taxes) and a $16 thousand increase resulting from recognition of stock compensation expense were the other factors contributing to the change in stockholders’ equity.

With the completion of the formation of 1st Financial Services Corporation expected in the second quarter, the company will have additional options for generating new equity infusions needed for future growth. Management expects to require an infusion of new capital during 2008 based on current growth projections. Plans are being finalized as to the form and amount of such an equity infusion. Over the past two years, this infusion was expected to be in the form of Trust Preferred securities. However, during the past six months, the Trust Preferred market has been disrupted. While Trust Preferreds remain an option, management is currently evaluating additional alternatives which may provide more favorable terms. While management does not anticipate any significant challenges in acquiring additional equity, it should be noted that if additional equity infusion cannot be generated, this could adversely effect the future growth of the company.

Although an initial annual cash dividend was paid during the fourth quarter of 2007, management expects the Bank to maintain an above average growth rate for the foreseeable future. Therefore, it is anticipated that future cash dividends will continue to be nominal and that the majority of the Bank’s earnings will be retained to support expected growth. No cash dividends have been declared to date during 2008.

The actual capital amounts and ratios at March 31, 2008 are presented in the following table (dollars in thousands):

	Actual		Minimum Capital Required		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
March 31, 2008
Total Capital (to Risk-Weighted Assets)	$53,830	10.09%	$42,659	8.00%	$53,324	10.00%
Tier I Capital (to Risk-Weighted Assets)	$47,145	8.84%	$21,330	4.00%	$31,995	6.00%
Tier I Capital (to Average Assets)	$47,145	7.52%	$25,060	4.00%	$31,326	5.00%

Asset Quality

The provision for loan losses charged to operations during the first three months of 2008 totaled $685 thousand, while net charge offs during the period amounted to $3 thousand, resulting in a net increase in the allowance for loan losses of $682 thousand to $ 8.3 million or 1.47% of period end loans, excluding loans held for sale at March 31, 2008. The increase in the loan loss allowance was due to an increase in outstanding loans resulting from the continued strong loan demand experienced by the Bank. At March 31, 2008, the Bank had approximately $2.6 million in loans thirty days or more delinquent, non-accruing loans totaling $1.2 million, $75 thousand in foreclosed assets and $53 thousand in repossessed personal property.

Credit loss experience for the three months ended March 31, 2008 and 2007 is presented below (dollars in thousands).

Loan Loss and Recovery

	For the Three Months Ended March 31,
	2008	2007
Balance at beginning of the period	$7,571	$5,765
Provision for loan losses	685	663
Charge-offs
Construction and development	—	—
1-4 family residential	—	—
Multifamily	—	—
Nonfarm, non residential	—	—

Total real estate	—	—
Commercial	7	65
Consumer	—	20

Total charge-offs	7	85
Recoveries
Construction and development	—	—
1-4 family residential	—	—
Multifamily	—	—
Nonfarm, non residential	—	—

Total real estate	—	—
Commercial	1	6
Consumer	3	—

Total recoveries	4	6

Net charge-offs	3	79

Balance at end of period	$8,253	$6,349

Average loans, excluding loans held for sale	$537,847	$391,757

Period end loans, excluding loans held for sale	$561,919	$413,110

Net charge-offs to average loans, excluding loans held for sale	0.00%	0.02%

Allowance for loan losses to period end loans, excluding loans held for sale	1.47%	1.54%

The level of the allowance for loan losses is established based upon management’s evaluation of portfolio composition, current and projected national and local economic conditions and results of independent reviews of the loan portfolio by internal and external examination. Management recognizes the inherent risk associated with commercial and consumer lending, including whether or not a borrower’s actual results of operations will correspond to those projected by the borrower when the loan was funded; economic factors such as the number of housing starts and fluctuations in interest rates; possible depression of collateral values; and completion of projects within the original cost and time estimates. As a result, management continues to actively monitor the Bank’s asset quality and lending policies. Management currently believes that its loan portfolio is diversified so that a downturn in a particular market or industry will not have a crucially material impact on the loan portfolio as a whole or the Bank’s financial condition. However, given the current conditions observed within real estate markets in other parts of the country, no assurances can be given that if local real estate markets undergo similar conditions, potential losses sustained by the Bank may not be material.

Based on its current evaluation and upon data presently available, management believes that the Bank’s allowance for loan losses is adequate.

Results of Operations

Three Months Ended March 31, 2008 compared to the Three Months Ended March 31, 2007

Net income for the first quarter of 2008 totaled $789 thousand or $0.16 per basic weighted average share and $0.15 per diluted share compared to net income of $891 thousand or $0.18 and $0.16 per basic and diluted share, respectively, for the three months ended March 31, 2007. Interest income for the first quarter of 2008 totaled $10.3 million while interest expense totaled $5.2 million, resulting in net interest income of $5.1 million for the quarter. This compares with $9.0 million, $4.4 million and $4.6 million, respectively for the same period in 2007. While net interest income increased quarter over quarter, the Bank’s net interest margin declined from 3.90% to 3.36%. This decline in margin was the primary causal factor for the decline in quarter over quarter net income of approximately 11.4%.

Provisions for loan losses for the quarter totaled $685 thousand compared to $663 thousand for the same period in 2007. Noninterest income for the quarter amounted to $1.4 million and was comprised primarily of fees generated from mortgage origination activities of $579 thousand and service charges on deposit accounts of $517 thousand. This compares favorably with the first quarter of 2007 during which time the Bank generated noninterest income of $1.1 million, of which $631 thousand was generated through mortgage origination activities and $393 thousand resulted from fees and services on deposit accounts. Noninterest income for the three months ended March 31, 2008 also included $89 thousand in realized gains from the sale of investment securities and $116 thousand in income resulting from increases in the cash surrender value of bank-owned life insurance policies. Since these policies were initially taken in late 2007, there was no income of this nature for the three months ended March 31, 2007. Noninterest expense amounted to $4.5 million during the quarter, comprised of compensation expense totaling approximately $2.4 million accounting for 53.3% of noninterest expenditures. Marketing and advertising expenses during the quarter totaled $279 thousand, which increased as a result of several marketing campaigns executed during the period. Data processing and telecommunication expense amounted to $508 thousand or 11.3% of noninterest expense for the period while occupancy expense increased to $353 thousand or 7.8%. Income tax expense for the period ended March 31, 2008 totaled $432 thousand compared to $620 thousand for the same period in 2007.

The following tables illustrate the Bank’s yield on earning assets and cost of funds for the three-month periods ending March 31, 2008 and 2007.

Average Balances and Net Interest Income

	For the Three Months Ended March 31,
	2008			2007
	Average Balance	Interest Income/ Expense(2)	Average Rate (1)(3)	Average Balance	Interest Income/ Expense(2)	Average Rate (1)(3)
Interest-earning assets:
Loans, including loans held for sale	$542,983	$9,542	7.03%	$394,804	$8,006	8.11%
Investment securities	58,441	733	5.02%	80,833	982	4.86%
Federal funds sold	—	—	n/a %	246	3	4.88%
Interest-earning cash deposits	35	—	3.65%	17	—	5.11%

Total interest-earning assets	601,459	10,275	6.83%	475,900	8,991	7.56%

Noninterest-earning assets:
Cash and due from banks	9,543			11,242
Property and equipment	6,737			4,575
Interest receivable and other	8,777			21

Total noninterest-earning assets	25,057			15,838

Total assets	$626,516			$491,738

Interest-bearing liabilities:
NOW accounts	53,104	179	1.35%	44,971	180	1.60%
Money markets	29,063	202	2.78%	13,233	80	2.42%
Savings deposits	58,213	419	2.88%	47,862	345	2.88%
Time deposits	340,110	4,069	4.79%	282,493	3,640	5.15%
Federal funds purchased/repurchase agreements	13,556	123	3.63%	7,399	103	5.57%
Borrowings	26,264	226	3.44%	—	—	n/a %

Total interest-bearing liabilities	520,310	5,218	4.01%	395,958	4,348	4.39%

Noninterest-bearing liabilities:
Demand deposits	52,852			46,543
Interest payable and other	6,361			5,489

Total noninterest-bearing liabilities	59,213			52,032

Total liabilities	579,523			447,990
Stockholders’ equity	46,993			43,748

Total liabilities and stockholders’ equity	$626,516			$491,738

Net interest income and interest rate spread		$5,057	2.82%		$4,643	3.17%

Net yield on average interest-earning assets			3.36%			3.90%

Ratio of average interest-earning assets to average interest-bearing liabilities	115.60%			120.19%

(1)	Annualized
(2)	Interest income includes deferred loan fees
(3)	For amounts under $1 yields are calculated using actual interest income and actual average asset totals not rounded values

The following table illustrates the impact of changes in both rate and volume on the net interest income realized by the Bank for the three month periods ending March 31, 2008 versus March 31, 2007

Volume and Rate Variance Analysis

(dollars in thousands)

	For the Three Months Ended March 31,
	2008 vs. 2007			2007 vs. 2006
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume (1)	Rate (1)	Total	Volume (1)	Rate (1)	Total
Interest income:
Loans, including loans held for sale	$2,380	$(845)	$1,535	$4,138	$(1,024)	$3,114
Investment securities	(283)	34	(249)	287	37	324
Federal funds sold	(1)	(1)	(2)	(26)	(27)	(53)
Interest-earning cash deposits	—	—	—	(21)	(6)	(27)

Total interest income	2,096	(812)	1,284	4,378	(1,020)	3,358

Interest expense:
NOW accounts	$(7)	$6	$(1)	$162	$(36)	$126
Money markets	108	14	122	(33)	46	13
Savings deposits	74	—	74	41	—	41
Time deposits	653	(224)	429	1,990	(246)	1,744
Federal funds purchased and securities sold under agreements to repurchase	34	(14)	20	101	(3)	98
Borrowings	226	—	226	—	—	—

Total interest expense	1,088	(218)	870	2,261	(239)	2,022

Net increase in net interest income	$1,008	$(594)	$414	$2,117	$(781)	$1,336

(1)	The changes for each category of income and expense are divided between the portion of change attributable to the variance in rate or volume for that category. The amount of change that cannot be separated is allocated to each variance proportionately.

Interest Sensitivity and Liquidity

One of the principal duties of the Bank’s Asset/Liability Management Committee is management of interest rate risk. Regularly, the Bank utilizes computer simulation modeling to assess the Bank’s overall interest rate risk. The results of this modeling are then used to evaluate the possible need for adjustment of the duration of assets and/or liabilities and to implement strategies to accomplish such adjustments. The Committee reviews and approves comprehensive risk management strategies as well as significant individual transactions executed to modify the Bank’s interest rate risk profile. Historically, management has viewed the maintaining of near neutral interest rate risk within a 100 basis point up or down band to be optimal. However, over the past six to eight months, interest rates have declined significantly more than 100 basis points. As a result of this dramatic rate movement, the Bank’s asset sensitivity increased which in turn adversely impacted our net interest margin and consequently net income. Management believes that this is a relatively short lived situation which will moderate as the Bank’s CD portfolio continues to reprice downward. However, some residual impact of the recent significant decrease in rates is expected to linger for at least a portion of the remainder of 2008.

In addition to management of interest rate risk, another function of the Asset/Liability Committee is evaluating the current liquidity of the Bank and identifying and planning for future liquidity needs. Such needs primarily consist of insuring sufficient liquidity to meet current or expected needs for deposit withdrawals and the funding of investing activities, principally the making of loans and purchasing of securities.

Liquidity is provided by cash flows from maturing investments, loan payments and maturities, federal funds sold, and unpledged investment securities. On the liability side of the balance sheet, liquidity sources include core deposits, the ability to increase large denomination certificates of deposit and borrowings from the Federal Home Loan Bank, as well as the ability to generate funds through the issuance of long-term debt and equity. In addition, the Bank has established various credit facilities to provide additional liquidity if and as needed. These include unsecured lines of credit with correspondent banks totaling $33.5 million and secured lines of credit of $10.0 million. At March 31, 2008 $5.4 million was outstanding on these credit facilities.

The Bank’s liquidity ratio was 12.4% at March 31, 2008. Management considers this ratio to be slightly lower than optimal and expects to conduct some additional deposit gathering activities during the second quarter of 2008 to provide some additional liquidity.

Item 3.	Quantitative and Qualitative Disclosures about Market Risk

The Bank’s profitability is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. The Bank’s primary market risk is interest rate risk, which is the result of differing maturities or repricing intervals of interest-earning assets and interest-bearing liabilities.

The Bank’s Asset/Liability Committee (“ALCO”) meets on a quarterly basis in order to assess interest rate risk, liquidity, capital and overall balance sheet management through rate shock analysis measuring various interest rate scenarios over the future 12 months. Through ALCO, the Bank strives to determine the impact on net interest income from changes in interest rates in a range from 100 to 300 basis points up or down during a 12-month period. ALCO also reviews policies and procedures related to fund management and interest rate risk based on local, national and global economic conditions along with funding strategies and balance sheet management to minimize the potential impact of earnings and liquidity from interest rate movements.

Additional information regarding interest rate risk for the year ended December 31, 2007 is included in the Bank’s filing on Form 10-K/A. The Bank has not had any material changes in the overall interest rate risk since December 31, 2007.

Item 4.	Controls and Procedures

The Bank’s management, under the supervision and with the participation of our chief executive officer and principal accounting officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures in accordance with Rule 13a – 15 of the Securities Exchange Act of 1934 (the “Exchange Act”). Based on the evaluation, our chief executive officer and principal accounting officer concluded that, as of the end of the period covered by this report, our disclosure controls and procedures were effective in enabling us to provide reasonable assurance that we were able to record, process, summarize and report in a timely manner the information required to be disclosed in periodic reports we file under the Exchange Act.

It should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

In connection with the above evaluation, no change in our internal control over financial reporting was identified that occurred during the Bank’s first fiscal quarter of 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Part II – Other Information

Item 1.	Legal Proceedings

None

Item 1A.	Risk Factors

In addition to the other information set forth in this report, you should carefully consider the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2007, which could materially affect our business, financial condition or future results. The risks described in our Annual Report on Form 10-K/A are not the only risks facing the Bank. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3.	Defaults Upon Senior Securities

Not Applicable

Item 4.	Submission of Matters to a Vote of Security Holders

Not Applicable

Item 5.	Other Information

Not Applicable

Item 6.	Exhibits

10.1	Salary continuation agreement with Gregory L. Gibson, incorporated herein by reference to Exhibit 10.11 to the Form 8K filed with the FDIC on March 26, 2008.

10.2	Salary continuation agreement with Vincent K. Rees, incorporated herein by reference to Exhibit 10.12 to the Form 8K filed with the FDIC on March 26, 2008.

10.3	Salary continuation agreement with B. Lee Beason, incorporated herein by reference to Exhibit 10.13 to the Form 8K filed with the FDIC on March 26, 2008.

10.4	Salary continuation agreement with Peggy H. Denny, incorporated herein by reference to Exhibit 10.14 to the Form 8K filed with the FDIC on March 26, 2008.

10.5	Salary continuation agreement with Kirk P. Robinson, incorporated herein by reference to Exhibit 10.15 to the Form 8K filed with the FDIC on March 26, 2008.

10.6	Split dollar insurance plan, election form and policy endorsement with Mary K. Dopko, incorporated herein by reference to Exhibit 10.16 to the Form 8K filed with the FDIC on March 26, 2008.

31.1	Section 302 Certification – Chief Executive Officer

31.2	Section 302 Certification – Principal Accounting Officer

32	Section 906 Certification

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mountain 1st Bank & Trust Company

Date: May 9, 2008	By:	/s/ Gregory L. Gibson
Gregory L. Gibson
Chief Executive Officer

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Gregory L. Gibson certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Mountain 1st Bank & Trust Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

/s/ Gregory L. Gibson
Gregory L. Gibson
Chief Executive Officer

May 9, 2008

Exhibit 31.2

CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Mary K. Dopko certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Mountain 1st Bank & Trust Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared; and

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

/s/ Mary K. Dopko
Mary K. Dopko
Controller and Principal Accounting Officer

May 9, 1008

Exhibit 32

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

PRINCIPAL ACCOUNTING OFFICER PURSUANT TO 18 U.S.C. 1350

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2008 (the “Form 10-Q”) of Mountain 1st Bank & Trust Company (the “Bank”), we, Gregory L. Gibson, Chief Executive Officer of the Bank, and Mary K. Dopko, Principal Accounting Officer of the Bank, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge;

(a) the Form 10-Q fully complies with the requirements of Sections 13a of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Bank as of and for the periods presented in the Form 10-Q.

By:	/s/ Gregory L. Gibson	Date: May 9, 2008
Gregory L. Gibson
Chief Executive Officer

By:	/s/ Mary K. Dopko	Date: May 9, 2008
Mary K. Dopko
Principal Accounting Officer